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                                                                  EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-07741 of Photran Corporation on Form S-8 of our report dated April 10, 1997 (January 29, 1998 as to Notes 10 and 11) (which report includes explanatory paragraphs concerning the Company's ability to continue as a going concern and relating to the restatement described in Note 11 to the financial statements), appearing in this Annual Report on Form 10-KSB/A of Photran Corporation for the year ended December 31, 1996.

DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
January 29, 1998